UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2008

TWL Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	0-8924	73-0981865

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4101 International Parkway Carrollton, Texas		75007

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(972) 309-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2008, the Company entered into a new executive employment agreement (the “Agreement”) with Daniel Hammett to serve as the Company’s President of Divergent Entertainment, Inc. (“DEI”), which was acquired by the Company and will be run as a group of the Company (the “Global Platform Group”), see Item 2.01 below.  Pursuant to the terms of the Agreement, the Company will employ Mr. Hammett for a period of four (4) years.  The base salary under the Agreement is Two Hundred Fifty Thousand Dollars ($250,000.00) annually to be paid in accordance with the Company’s standard payroll practices.  As additional compensation, Mr. Hammett shall receive an annual bonus for each of the first three (3) years of employment with the Company equal to twenty-five percent (25%) of the Platform Group Pre-Tax Profit, as defined in the Agreement, generated by the Platform Group of the Company in each such year, calculated on a fiscal year basis.

During the term of his employment and for a period thereafter, Mr. Hammett will be subject to confidentiality, non-competition and non-solicitation provisions.

Item 2.01 - Completion of Acquisition or Disposition of Assets

On February 25, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), through which TWL Knowledge Group, Inc., a wholly-owned subsidiary of the Company (the “Company Subsidiary”), acquired a 100% interest in DEI (the “Merger”).  Upon the terms and conditions set forth in the Merger Agreement, DEI was merged with and into the Company Subsidiary and the separate corporate existence of DEI ceased.  The Company Subsidiary, as the surviving corporation under the Merger Agreement, shall continue its existence under the laws of the State of Delaware and shall succeed to and assume the rights, obligations, properties, rights, privileges, powers and franchises of DEI.

Pursuant to the Merger Agreement all 80,000 shares of common stock of DEI, $0.01 par value per share, issued and outstanding immediately prior to the closing of the Merger were, by virtue of the Merger, converted, into 2,000,000 shares of the common stock, $0.001 par value per share, of the Company.  All shares of DEI’s common stock have been cancelled and cease to exist.  Daniel Hammett, the sole stockholder of DEI, received the 2,000,000 shares of the common stock of the Company.  Mr. Hammett also received $1,000,000.00 as compensation for entering into the Merger Agreement, to be paid over a period of four (4) years in quarterly installments in accordance with the provisions of the Merger Agreement.

The Merger of DEI into Company Subsidiary will provide the Company with both a new product (first product release is anticipated to be in May 2008) as well as an important new delivery platform that is anticipated to augment the Company’s current online LMS, satellite television, and media (DVD, VHS) distribution technologies.

The new delivery platform is an advanced PC-based simulation software application, specifically designed to deliver professional quality and performance in skills training, practice and testing, in a quasi-virtual reality environment, at a reasonable price.

The Company’s initial product to be launched using this cutting-edge technology is planned to be Firefighter: Everybody Goes Home™.  This PC-based simulation product will simulate drills and real-life firefighting scenarios.  The Company anticipates that such training in a safe, PC-based environment will not only augment firefighters’ live training exercises, but will also reduce live training time, expense and injury.  The Company anticipates that Firefighter: Everybody Goes Home will be a valuable complement to its current firefighter training products offered through the Company’s FETN:  Fire & Emergency Training Network.

In addition to this initial soon-to-be-released product, the Company is currently planning to develop and release subsequent PC-based simulation products using this new delivery platform for additional markets and to enhance the Company’s other brand offerings.

This new Global Platform Group, headed on a full-time basis by Danny Hammett, will play a significant part in the Company’s planned expansion of technology and markets.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 25, 2008, the board of directors of the Company appointed Daniel Hammett as a director of the Company. There are no understandings or arrangements between Mr. Hammett and any other person pursuant to which Mr. Hammett was selected as a director. Mr. Hammett presently does not serve on any Company committee. Mr. Hammett may be appointed to serve as a member of a committee in the future, although there are no plans to appoint him to a committee as of the date hereof.  Mr. Hammett does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Danny Hammett has had a long and successful career in the gaming/simulation software industry.  Starting as a competitive motorcycle-racer and becoming a Top 20 AMA Outdoor National Competitor and Top Ten World Gran Prix Racer, he eventually became a Technical Consultant and navigated a career change that has projected him to a CEO level, where he became an important decision maker of the second largest gaming/simulation software publishing company in the world.

In a number of earlier executive management positions, Mr. Hammett has contributed his talents to the growth and profitability of Lasersoft Corporation, Caere Corporation, and Insight Marketing.  Mr. Hammett eventually joined Activision after its acquisition of Head Games Publishing (he was Founder, President and CEO) in June 1998.  He served as President of Activision Value and Executive Vice President of Activision until 2003.  At that time Activision was a worldwide electronic sports and outdoor leisure action games/simulation entertainment publisher and producer generating over $800-million plus in revenues with $1.6-billion-dollar market cap.  At Activision Danny managed a $695-million-dollar global publishing operation with 3 operating divisions, and 25-person management team overseeing 6 worldwide offices.  Among other accomplishments he restructured international publishing organization and generated a profit of over $3.5 million for the 2001 fiscal year, and delivered a 25% revenue increase.  In addition he led the Value Software Division to increased revenue and profitability and produced $128 million in gross revenue with a 23% increase, and $6.7 million in net operating income, a 19% increase.

Danny earned his Bachelor’s Degree at California Polytechnic University, in San Luis Obispo, pioneered, developed, marketed, and presold Headgames products, and drove the company to $3.5 million in sales before its inception or business launch.

After leaving Activision, and the expiration of his non-compete, Danny joined Vivendi Universal Games as Executive Vice President where he created the Value/Casual Games Division managing all console, PC, and online product management, acquisitions, budgeting, and legal affairs.  He was also responsible for internal as well as third Party Partner Publishing relationships and product evaluation.  In 2005 he was responsible for revenue of $172MM and developer advances $41MM.  He departed Vivendi in 2006 to found Divergent Entertainment, Inc.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Financial statements for the property acquired and noted in Item 2.01 herein are not available at this time and will be filed by amendment as soon as practicable, but not later than May 6, 2008.

(b)	Pro Forma Financial Information

Pro forma financial information of the Company reflecting the property acquired and noted in Item 2.01 herein is not available at this time and will be filed by amendment as soon as practicable, but not later than May 6, 2008.

(c)	Shell Company Transactions

Not applicable

(d)   Index of Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated February 25, 2008, by and between TWL Knowledge Group, Inc. and Daniel Hammett.

10.2	Agreement and Plan of Merger, dated February 25, 2008, by and between TWL Corporation, TWL Knowledge Group, Inc., Divergent Entertainment, Inc., and Daniel Hammett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWL Corporation

March 3, 2008	By:	/s/ Dennis J. Cagan
Name: Dennis J. Cagan
Title: Chief Executive Officer and President